Exhibit 99.2

PRESS RELEASE

Autoliv Reinstates and Declares Quarterly Dividend

(Stockholm, Sweden, May 12, 2021) – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in vehicle safety systems, today announced that its Board of Directors has decided to reinstate quarterly dividends and declared a quarterly dividend of 62 cents per share for the second quarter of 2021.

“Although the COVID-19 pandemic is not yet behind us, the significant improvement in profitability and free cash flow generation over the recent quarters shows that we have built a solid platform towards our mid-term financial targets”, says Jan Carlson, Chairman of the Board of Directors. “It is our ambition to consistently create competitive shareholder value through our purpose-led strategy and operations, and I am happy that we can now reinstate our quarterly dividend.” continues Mr. Carlson.

The dividend will be payable on Monday, June 14, 2021 to Autoliv shareholders of record on the close of business on Friday, May 28. The ex-date will be Thursday, May 27, for holders of common stock listed on the New York Stock Exchange (NYSE) as well as for holders of Swedish Depository Receipts (SDRs) listed on Nasdaq Stockholm.

Inquiries:

Investors & Analysts: Anders Trapp, Tel +46 (0)8 587 206 71

Investors & Analysts: Henrik Kaar, Tel +46 (0)8 587 206 14

Media: Gabriella Ekelund, Tel +46 (70) 612 64 24

This information is information that Autoliv, Inc. is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the contact person set out above, at 4:00 pm CET on May 12, 2021.

About Autoliv

Autoliv, Inc. is the worldwide leader in vehicle safety systems, and through our subsidiaries we develop, manufacture and market protective systems, such as airbags, seatbelts, steering wheels and pedestrian protection systems for all major automotive manufacturers in the world. In 2020, our products saved over 33,000 lives and prevented ten times as many severe injuries.

Our more than 68,000 associates in 27 countries are passionate about our vision of Saving More Lives and quality is at the heart of everything we do. We have 14 technical centers, with 20 test tracks. Sales in 2020 amounted to US $ 7,447 million. The shares are listed on the New York Stock Exchange (NYSE: ALV) and the Swedish Depository Receipts on Nasdaq Stockholm (ALIV sdb). For more information go to www.autoliv.com.

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or

Autoliv Inc. Box 70381, 107 24 Stockholm, Sweden Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46 (0)8 587 20600 E-mail: gabriella.ekelund@autoliv.com achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any such statements in light of new information or future events, except as required by law.

Autoliv Inc. Box 70381, 107 24 Stockholm Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46 (0)8 58720600